Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

IMAC Holdings, Inc.

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated March 31, 2023, except for Notes 10 and 15 as to which the date is September 29, 2023, on the consolidated financial statements of IMAC Holdings, Inc. as of December 31, 2022 and 2021, which appears in this Amendment No.2 to the Registration Statement on Form S-4.

/s/ Cherry Bekaert LLP

Nashville, Tennessee

November 13, 2023